EXHIBIT 10.3

THIS STOCK PLEDGE AND SECURITY AGREEMENT IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED OCTOBER 29, 2004, BETWEEN PCRL INVESTMENTS L.P., AND OTHERS, SAME BEING MORE PARTICULARLY IDENTIFIED AND DESCRIBED AT SECTION 20 BELOW.

                       STOCK PLEDGE AND SECURITY AGREEMENT

     THIS STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of October 29, 2004 by Carrizo Oil & Gas, Inc., a Texas corporation (hereinafter referred to as "Grantor"), in favor of PCRL Investments L.P., a Texas limited partnership (the "Collateral Agent"), as Collateral Agent for itself and each of the financial institutions (the "Holders") which now or hereafter become a holder of any of the Notes pursuant to that certain Purchase Agreement (as defined below), to secure the Indebtedness (as defined below) of the Grantor.

                                    Recitals

     A. The Grantor, the Collateral Agent, and the Holders are the parties to that certain Purchase Agreement of even date herewith.

     B. Pursuant to the Purchase Agreement, the Grantor has agreed to enter into and execute this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the Grantor and the Collateral Agent (for the ratable benefit of the Holders) do hereby agree and obligate themselves as follows:

     Section 1. Definitions. Any capitalized term defined in the Purchase Agreement (as defined below) and not otherwise defined herein shall have the meaning given to such term in the Purchase Agreement. In addition, the following terms shall have the following meanings when used in this Agreement:

     AGREEMENT. The term "Agreement" refers to this Stock Pledge and Security Agreement as this agreement may be modified, restated, or amended in writing from time to time, and to any exhibits or attachments to this Agreement.

     CCBM. The term "CCBM" means CCBM, Inc., a Delaware corporation, and its successors and assigns.

     COLLATERAL. The term "Collateral" refers individually, collectively and interchangeably to the Collateral as more fully described in Section 2 (A) of this Agreement.

     GRANTOR. The term "Grantor" means Carrizo Oil & Gas, Inc., a Texas corporation, and its successors and assigns.

     HOLDERS. The term "Holders" means each Purchaser listed on Schedule 2 of the Purchase Agreement (so long as it holds the Notes) and any other holder of any of the Notes.

     INDEBTEDNESS. The term "Indebtedness" refers individually, collectively and interchangeably to (i) the present and future indebtedness, obligations, and liabilities of Grantor arising under the Purchase Agreement, including the Notes, as well as any future renewals, modifications, or extensions to any one or more of the Notes, (ii) all present and future indebtedness, obligations and liabilities of Company or any Guarantor to the Holders, or any Affiliate of any Holders, arising under or in connection with any Hedging Agreements and (iii) all obligations of Grantor arising under the Registration Rights Agreement, including, without limitation, all obligations of Grantor to repurchase shares of Common Stock issued in satisfaction of the Indebtedness described in the foregoing clause (i).

     NOTES. The term "Notes" refers to the 10% Senior Subordinated Secured Notes due December 15, 2008 in the maximum aggregate initial principal amount of up to $28,000,000, issued by the Grantor to any Holder as amended, modified, restated or supplemented from time to time.

     PURCHASE AGREEMENT. The term "Purchase Agreement" means that certain Note Purchase Agreement of even dated herewith by and among Grantor, the Collateral Agent, and the Purchasers, as the same may hereafter be amended, modified, and/or restated from time to time and in effect.

     REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" means that certain Registration Rights Agreement of even dated herewith by and among Grantor and the Purchasers, as the same may hereafter be amended, modified, and/or restated from time to time and in effect.

     SECURITYHOLDERS AGREEMENT. The term "Securityholders Agreement" means that certain SECURITYHOLDERS AGREEMENT, dated as of June 23, 2003 by and among Pinnacle Gas Resources, Inc., a Delaware corporation, CCBM, Inc., a Delaware corporation, Rocky Mountain Gas, Inc., a Wyoming corporation , each of the CSFB Parties (as defined herein), Peter G. Schoonmaker, a natural person , Gary Uhland, a natural person, Carrizo Oil & Gas, Inc., a Texas corporation and U.S. Energy Corporation, a Delaware corporation. "CSFB Parties" means, collectively, DLJ MB Partners III GmbH & Co. KG, a limited company organized under the laws of Germany, DLJ Offshore Partners III, C.V., a partnership organized under the laws of the Netherland Antilles, DLJ Offshore Partners III1, C.V., a partnership organized under the laws of the Netherland Antilles, DLJ Offshore Partners III2, C.V., a partnership organized under the laws of the Netherland Antilles, Millennium Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership, and MBP III Plan Investors, L.P., a Delaware limited partnership.

     Section 2. Security Interest. (A) To secure the full and punctual payment and performance of all present and future Indebtedness, the Grantor hereby pledges, transfers and grants to the Collateral Agent (for the ratable benefit of the Holders) a continuing security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising (collectively the "Collateral"):

     1000 shares of the capital stock of CCBM represented by Certificate No. 1, dated June 29, 2001, registered in the Grantor's name, together with any additional shares of stock issued by CCBM to the Grantor hereafter as stock dividends, stock splits or otherwise, or shares received as a result of any merger or consolidation of CCBM, all cash, liquidation and other dividends now or hereafter declared thereon, all stock redemption payments and all other monies due or to become due thereunder, all stock warrants, options, pre-emptive rights, rights of first refusal, and other rights to subscribe to, purchase or receive any shares of common stock or other securities now or hereafter incident thereto or declared or granted in connection therewith, and all distributions (whether made in cash, instruments, income, or other property) made or to be made in connection therewith or incident thereto, and all proceeds of all or any of the foregoing, in whatever form, and all proceeds of such proceeds.

     (B) The security interest is granted as security only and shall not subject the Collateral Agent and/or the Holders to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

     Section 3. Delivery of Collateral. Subject to the terms and conditions of the Subordination Agreement, the Collateral Agent, or its designated representative, hereby accepts the delivery of the Collateral on behalf the Holders and on behalf of any future transferee of the Indebtedness. Subject to the terms and conditions of the Subordination Agreement, the Grantor will execute and deliver to the Collateral Agent, or its designated representative, all assignments, endorsements, powers and other documents reasonably requested at any time and from time to time by the Collateral Agent or the Holders with respect to the Collateral and the rights and powers granted to the Collateral Agent or the Holders hereunder, and will deliver to the Collateral Agent, or its designated representative, any stock certificates representing stock dividends on, or stock splits of, any of the Collateral, together with a stock power fully executed in blank.

     Section 4. Representations. Subject to the terms and conditions of the Subordination Agreement, the Grantor has not performed any acts or signed any agreements which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which would limit any of them in any such enforcement. Except for the Senior Credit Documents, no security agreement or similar or equivalent document or instrument covering all or any part of the Collateral has been executed by the Grantor and remains in effect. Subject to the terms and conditions of the

Subordination Agreement, no Collateral is in the possession of any Person (other than the Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby. The Grantor further represents and warrants as follows:

     (a) There are no outstanding options, warrants or similar rights with respect to the Collateral;

     (b) The Grantor has the full power and authority to grant to the Collateral Agent a valid and enforceable perfected and continuing lien on and security interest in the Collateral pursuant to this Agreement;

     (c) The Collateral delivered to the Collateral Agent is fully paid and non-assessable, duly and validly authorized and issued and, upon execution hereof, will be duly and validly pledged to the Collateral Agent in accordance with all provisions of applicable law;

     (d) The Grantor has good and marketable title to, and is the legal and registered owner of, the Collateral, free and clear of all liens, except for the security interest created pursuant to this Agreement, and except for the lien and security interest granted to the Senior Agent;

     (e) Upon the execution and delivery of this Agreement and the delivery to the Collateral Agent of the Collateral, the Collateral Agent (for the ratable benefit of the Holders) shall have a valid and enforceable lien on and security interest in and to the Collateral; such lien and security interest shall constitute a perfected security interest in such Collateral, and except for the lien and security interest granted to the Senior Agent, superior to the rights and equitable interests of all other persons in the Collateral;

     (f) The execution, delivery and performance of this Agreement by the Grantor and the granting of a valid and enforceable lien and security interest in the Collateral will not (i) violate any provision of any law, any judgment, order, rule or regulation of any court, arbitration panel, or other governmental authority, domestic or foreign, or other person, (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which the Grantor is a party or by which any of its properties, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien on any of the properties, assets or revenues of the Grantor, except those in favor of the Collateral Agent as provided herein.

     (g) This Agreement has been duly executed and delivered by the Grantor and constitutes the legal, valid and binding obligation of the Grantor enforceable against it in accordance with its terms;

     (h) No registration with or consent or approval of, or other action by, any governmental authority, domestic or foreign, or other person is required (other than such approvals or consents which may have been obtained) in connection with the execution, delivery and performance of this Agreement and the granting of the valid and enforceable lien and security interest in the Collateral in favor of the Collateral Agent;

     (i) The Collateral constitutes not less than 100% of the issued and outstanding Capital Stock of CCBM;

     (j) The Grantor represents and warrants that until the Collateral Agent's security interest in the Collateral is terminated by the Collateral Agent, that the Collateral shall at all times constitute not less than 100% of the issued and outstanding Capital Stock of CCBM. To the extent necessary, the Grantor agrees that it shall not approve or authorize any issuance of Capital Stock by CCBM if such issuance would reduce the Collateral below the 100% calculation mentioned in the preceding sentence;

     (k) The Grantor represents and warrants that it is a corporation duly organized under the laws of its state of incorporation. As of the date hereof, Grantor's mailing address and the location of is its principal place of business (if it only has one) or its chief executive office (if it has more than one place of business) is at 14701 St. Mary's Lane, Suite 800, Houston, TX 77079. Grantor also represents and warrants that it has not conducted business under any name except the name in which it has executed this Agreement, which is the exact name as it appears in the Grantor's organizational documents, as amended, as filed with the Grantor's jurisdiction of organization. Grantor represents and warrants that its Federal employer identification number is 76-0415919. Grantor agrees that it will notify Collateral Agent in writing should Grantor ever change its name, legal status, or change or obtain a new Federal employer identification number. Grantor further agrees to notify Collateral Agent in writing of any change in Grantor's mailing address or the location of Grantor's principal office; and

     (l) The Grantor represents and warrants that it shall not execute any amendment to or modification of the Securityholders Agreement without first obtaining the prior written consent of Collateral Agent.

     Section 5. Voting Rights. (A) So long as no Event of Default (as such term is defined in the Purchase Agreement) shall have occurred and be continuing, the Grantor shall have the right, from time to time, to exercise voting and other consensual rights to give approvals, ratifications and waivers pertaining to the Collateral, and the Collateral Agent upon receiving a written request from the Grantor accompanied by a certificate stating that no Event of Default has occurred will deliver to the Grantor (or as specified in such request) such proxies, approvals, ratifications, waivers and other instruments pertaining to the Collateral as may be specified in such request and be in form and substance satisfactory to the Collateral Agent.

     (B) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at the Collateral Agent's option, to exercise the voting and other consensual rights to give approvals, ratifications and waivers and to take any other action with respect to all the Collateral with the same force and effect as if the Collateral Agent (for the ratable benefit of the Holders) was the absolute and sole owner thereof, and the Grantor's right to exercise such voting and other consensual rights shall, at the Collateral Agent's option, cease and become vested in the Collateral Agent.

     Section 6. Remedies upon Default. (A) Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Purchase Agreement) the Collateral Agent may exercise all rights of a secured party under the Uniform Commercial Code and other applicable law (including the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) transfer the whole or any part of the Collateral into the name of Collateral Agent or its nominee(s); (ii) sell the Collateral or any part thereof at a broker's board or on a securities exchange; or (iii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Grantor will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor which may be waived, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Grantor agrees that ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-612 of the Uniform Commercial Code (or any successor provision from time to time in effect) except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

     (B) The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantor does by these presents consent, agree and stipulate that upon the occurrence of an Event of Default it shall be lawful for the Collateral Agent, and the Grantor does hereby authorize the Collateral Agent, to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at the Collateral Agent's sole option, without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels as the Collateral Agent may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable New York law.

     (C) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. If the Collateral Agent deems it advisable to do so for the foregoing or for other reasons, the Collateral Agent is authorized to limit the prospective bidders on or purchasers of any of the Collateral to such a restricted group of purchasers and may cause to be placed on certificates for any or all of the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended, and may not be disposed of in violation of the provision of said act, and to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said act or any other securities or other laws. The Grantor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Collateral Agent has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. The Grantor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval, or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, the Grantor will execute all applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use its best efforts to secure same. In addition, if the Collateral is disposed of pursuant to Rule 144, the Grantor agrees to complete and execute a Form 144, or comparable successor form, at the Collateral Agent's request; and the

Grantor agrees to provide any material adverse information in regard to the current and prospective operations of any corporation whose stock constitutes all or a portion of the Collateral of which the Grantor has knowledge and which has not been publicly disclosed, and the Grantor hereby acknowledges that the Grantor's failure to provide such information may result in criminal and/or civil liability.

     (D) In addition, to the extent permitted by applicable law, the Grantor hereby unconditionally and irrevocably authorizes and instructs CCBM, upon the occurrence and continuance of an Event of Default, to transfer record ownership of the Collateral to the Holders. Notice of said occurrence and continuance of an Event of Default to CCBM shall be the issuance of a written notification thereof by the Collateral Agent to CCBM.

     (E) Application of Proceeds. All payments received by the Collateral Agent and/or the Holders hereunder shall be applied by the Holders to payment of the Indebtedness in the following order unless a court of competent jurisdiction shall otherwise direct:

     (i) FIRST, to payment of all costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Indebtedness or of any security interest granted to the Collateral Agent for the benefit of the Holders in connection with any collateral securing the Indebtedness;

     (ii) SECOND, to payment of that portion of the Indebtedness constituting accrued and unpaid interest and fees, to the Collateral Agent and the Holders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

     (iii)THIRD, to payment of the principal outstanding under the Notes and any amount due by the Grantor to Holders (or any affiliate of Holders) under Hedging Agreements (to the extent constituting Indebtedness); and

     (iv) FOURTH, to payment of any remaining Indebtedness.

     (F) Notwithstanding anything herein to the contrary, the Grantor and the Collateral Agent hereby acknowledge and agree, among themselves and for the benefit of Pinnacle that (i) insofar and only insofar as the Pinnacle Shares (as defined below) are concerned, each agrees to be bound by the terms of the Securityholders Agreement, (ii) the Collateral Agent shall notify (using the names and addresses of such parties as provided in Section 9.5 of the Securityholders Agreement) Pinnacle and the nonpledging Shareholder (as defined in the Securityholders Agreement) of the date, time and location of any foreclosure upon pledged or encumbered Collateral at least 60 days prior to the foreclosure, (iii) that any notice of foreclosure shall be deemed to be an Involuntary Transfer subject to Section 5.6 of the Securityholders Agreement, and (iv) if Pinnacle elects to purchase the Pinnacle shares held by Grantor (the "Pinnacle Shares") pursuant to Section 5.6 of the Securityholders Agreement, the foreclosure shall not be held and the Pinnacle Shares shall be sold and delivered by the Collateral Agent and the Grantor to the Persons entitled to purchase such Pinnacle Shares under Section 5.6 of the Securityholders

Agreement in accordance with Section 5.6 of the Securityholders Agreement. If for any reason the pledged Collateral is foreclosed upon, the foreclosure shall be considered an Involuntary Transfer and the provisions of Section 5.6 of the Securityholders Agreement shall govern.

     Section 7. Limitation on Duty. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of the Holders or bailee or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any broker or other Holder or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if the Collateral Agent takes such action for that purpose as the Grantor shall reasonably request in writing; but no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care.

     Section 8. Appointment of Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Holders may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

     Section 9. Revised Article 9. Grantor hereby confirms that by signing this Agreement, that Grantor has authenticated this Agreement, within the meaning of Revised Article 9 of the Uniform Commercial Code as now or hereafter in effect in any jurisdiction ("Revised Article 9"). This Agreement shall constitute full authorization in favor of the Collateral Agent to file appropriate financing statements, initial or "in lieu" financing statements, continuation statements, and statements of amendment, with or without Grantor's signature, as may be necessary or advisable to perfect and maintain the perfection and priority of the security interest granted to the Holders in this Agreement, including any such filings containing such information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Grantor is an organization, the type of organization and any organization number issued to the Grantor. Grantor shall furnish such information to Collateral Agent upon Collateral Agent's request. Any such financing statements, continuation statements or amendments requiring the signature of Grantor may be signed by Collateral Agent on Grantor's behalf. Any such filings by Collateral Agent may be by delivery of originals or photocopies, by electronic communication, or such other authorized form of communication as may be therein permitted.

     Section 10. Expenses. In the event that the Grantor fails to comply with any provisions of the Purchase Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any security interest hereunder is thereby diminished or potentially diminished or put at risk, the Collateral Agent may upon reasonable prior notice, but shall not be required to, effect such compliance on behalf of the Grantor, and the Grantor shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be reasonably requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by the Grantor, and if the Grantor fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Grantor's account therefor, and the Grantor agrees to reimburse the Collateral Agent therefor on demand. Subject to
Section 11.8 of the Purchase Agreement, all sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which the Grantor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Collateral Agent in enforcing or protecting any of the rights or remedies under this Agreement, together with interest thereon until paid at the rate equal the then highest rate of interest charged on the principal of any of the Indebtedness due under the Notes plus one percent (1%), shall be additional Indebtedness hereunder and the Grantor agrees to pay all of the foregoing sums promptly on demand.

     Section 11. Termination. This Agreement shall terminate upon the satisfaction of all of the following conditions: (1) upon the payment in full of the Indebtedness, (2) the termination of the Purchase Agreement (and all obligations of the Holders thereunder), (3) the termination of all obligations with respect to Hedging Agreements (to the extent constituting Indebtedness),
(4) the payment of all obligations with respect to Hedging Agreements (to the extent constituting Indebtedness), and, (5) in the event any portion of the Indebtedness was paid by the issuance of shares of Common Stock to any Holder of a Note, the earlier of (a) the expiration of the Repurchase Period (as such term is defined in the Registration Rights Agreement) or (b) sale by such Holder of all such shares of Common Stock. Upon request of the Grantor, the Collateral Agent shall deliver the remaining Collateral (if any) to the Grantor unless any Senior Indebtedness (as defined in the Subordination Agreement) is outstanding.

     Section 12. Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served to the Grantor, the Collateral Agent, the Holders, and/or CCBM shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Purchase Agreement.

     Section 13. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 14. Waivers. No course of dealing on the part of the Collateral Agent or the Holders, their officers, employees, consultants or agents, nor any failure or delay by the Collateral Agent or the Holders with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

     Section 15. Cumulative Rights. The rights and remedies of the Collateral Agent and the Holders under this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 16. Titles of Sections. All titles or headings to sections of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

     SECTION 17. GOVERNING LAW. THIS AGREEMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK.

     Section 18. Successors and Assigns. All covenants and agreements made by or on behalf of the Grantor in this Agreement shall bind Grantor's successors and assigns and shall inure to the benefit of the Collateral Agent, the Holders (and in the case of Hedging Agreements, Affiliates of any Holders) and their successors and assigns. This Agreement is for the benefit of the Collateral Agent and the Holders and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness (including any Affiliates of any Holders with respect to obligations under Hedging Agreements), and this Agreement shall be transferable with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Collateral Agent or the Holders of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Collateral Agent and the Holders (or Affiliates of such Holders with respect to obligations under Hedging Agreements) under this Agreement.

     Section 19. Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     Section 20. Subordination Agreement. Reference is made herein for all purposes to that certain Subordination Agreement (the "Subordination Agreement") dated as of October 29, 2004, executed among the Collateral Agent, in its capacity as collateral agent for the financial institutions and investment funds party to the Purchase Agreement, Hibernia National Bank, in its capacity as administrative agent (the "Senior Agent") for the financial institutions party to the Senior Credit Agreement and Company. Notwithstanding anything to the contrary herein, until such time as the Senior Indebtedness (as such term is defined in the Subordination Agreement) is paid in full and the commitments evidenced by the Senior Credit Documents have been terminated, the provisions of this Stock Pledge and Security Agreement are subject to the terms, covenants, conditions and provisions of the Subordination Agreement, which, among other things, provide that the interests of the Collateral Agent in and to the Collateral shall be inferior, and subordinate to the interests of Senior Agent in accordance with the Subordination Agreement. In the event of any inconsistency between the terms and provisions of this Stock

Pledge and Security Agreement and the Subordination Agreement, the terms, covenants, conditions and provisions of the Subordination Agreement shall prevail until such time as the Senior Indebtedness (as such term is defined in the Subordination Agreement) is paid in full and the commitments evidenced by the Senior Credit Documents have been terminated.

     THIS WRITTEN STOCK PLEDGE AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed as of the date first above written.


                                            GRANTOR:

                                            CARRIZO OIL & GAS, INC.


                                            By: /s/ PAUL F. BOLING
                                                -------------------
                                            Name: Paul F. Boling
                                            Title:  Vice President and
                                                    Chief Financial Officer


                                            COLLATERAL AGENT:

                                            PCRL INVESTMENTS L.P.,
                                            Collateral Agent for the Holders


                                            By: /s/ WILLIAM E. ROSE
                                                -------------------
                                            Name: William E. Rose
                                            Title: Authorized Signatory